Exhibit 23.1



                         (Letterhead of Arthur Andersen)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 23, 1997 included in Advanced Photonix, Inc.'s Form 10-K for each of the three years in the period ended March 30, 1997 and to all references to our Firm included in this registration statement.



                                                       /s/ Arthur Andersen LLP
                                                           ARTHUR ANDERSEN LLP
Los Angeles, California
December 11, 1997